STRONG MONEY MARKET FUND, INC.

                                 (Registrant)

                               POWER OF ATTORNEY


     Each person whose signature appears below, constitutes and appoints Stephen J. Shenkenberg and John S. Weitzer, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

NAME                           TITLE                                          DATE
/s/Stephen J. Shenkenberg
-----------------------------  Vice President                                 June 27, 2000
Stephen J. Shenkenberg


/s/Richard S. Strong           Chairman of the Board (Principal Executive
-----------------------------  Officer) and a Director                        June 27, 2000
Richard S. Strong


/s/John W. Widmer              Treasurer (Principal Financial and
-----------------------------  Accounting Officer)                            June 27, 2000
John W. Widmer

/s/Marvin E. Nevins
-----------------------------  Director                                       June 27, 2000
Marvin E. Nevins

/s/Willie D. Davis
-----------------------------  Director                                       June 27, 2000
Willie D. Davis

/s/William F. Vogt
-----------------------------  Director                                       June 27, 2000
William F. Vogt

/s/Stanley Kritzik
-----------------------------  Director                                       June 27, 2000
Stanley Kritzik

/s/Neal Malicky
-----------------------------  Director                                       June 27, 2000
Neal Malicky


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